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                                 EXHIBIT 10.2

                              UNITED MEDICAL GROUP
                              MEMBERSHIP AGREEMENT

THIS AGREEMENT  entered into by and between the United Medical Group, P.C. a New
Jersey  Professional   Corporation  (hereinafter  "UMG")  and  _______________
(hereinafter "PHYSICIAN"),

         WHEREAS, PHYSICIAN desires to become a member of UMG in order to have the opportunity to provide competitive and high quality medical services to managed care plans, payors and other purchasers of such services in collaboration and integration with Partners In Care, Corp. (hereinafter "PIC"); and

         WHEREAS, UMG has been created as a vehicle for PHYSICIANS to be able to organize and work in collaboration and integration, with PIC; and

         WHEREAS, UMG desires to utilize the services of PHYSICIAN in connection with the provision of the aforesaid medical services, and PHYSICIAN is willing to provide such services on a fee for service and/or capitation/risk basis; and

         WHEREAS, PHYSICIAN realizes that in order to achieve the aforesaid goals, PHYSICIAN must delegate and assign certain rights and authority for negotiating and contracting to UMG and/or PIC.

         NOW THEREFORE, in consideration of the mutual promises contained herein, UMG and PHYSICIAN agree as follows:

         1.  Services.

                  A. PHYSICIAN agrees to provide to and/or through UMG and/or PIC the usual and customary medical services in PHYSICIAN's area of practice or specialty, pursuant to such agreement as PIC and/or UMG may enter with managed care plans, payors and other purchasers of medical services. PHYSICIAN also agrees that he/she will not differentiate or discriminate in the treatment of patients by reason of the fact that certain patients are members of a managed care plan or because of race, color, creed, national origin, ancestry, sex, marital status, health status, sexual orientation, genetic characteristic, disability, or age. PHYSICIAN agrees further to render medical services to managed care plan members in the same manner and in accordance with at least the same medical standards and with the same time availability standards as offered other patients.

                  B. PHYSICIAN understands, agrees and accepts that PIC is a third party beneficiary of UMG's contract(s) with PHYSICIAN. PIC shall have standing to enforce UMG's contract(s) with PHYSICIAN in the absence of enforcement by UMG.






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         2.  Compensation.

                  A. PHYSICIAN agrees to participate in PARTNERS IN CARE, CORP., (hereinafter "PIC") commercial and governmental contracting arrangements, and shall Comply with PIC's quality assurance and utilization review programs. PHYSICIAN agrees to accept compensation for participating in said arrangements in accordance with the fee schedule(s) adopted and amended from time to time by the PIC Compensation Committee and the PIC Board of Directors, minus appropriate co-payments and deductibles (hereinafter "base level of compensation").

                  B. In addition to the base level of compensation described in Subsection A above, PHYSICIAN will share in the surplus or deficit of an applicable risk pool, in accordance with the terms and conditions of PIC's Internal Risk-Sharing Program. PHYSICIAN understands that the appropriate risk pool may consist of either a surplus or a deficit, and that the Internal Risk-Sharing Program shall be adopted and amended from time to time by the PIC Compensation Committee and the PIC Board of Directors.

                  C. To the extent that PHYSICIAN'S compensation may be affected by the occurrence or the non-occurrence of a pre-determined event, PHYSICIAN shall be compensated in accordance with the terms of PIC's Internal Risk-Sharing Program.

         3.  Rules & Regulations.

                  A. PHYSICIAN agrees to follow all rules and guidelines established from time to time by UMG and/or PIC, or which are required by contracts entered into by UMG and/or PIC, including but not limited to billing procedures, clinical guidelines, documentation requirements, credentialing procedures, clinical outcomes, resource utilization, data reporting and audits.

                  B. PHYSICIAN agrees to follow and be bound by all of the provisions set forth in the UMG By-laws, which by-laws are incorporated herein and made apart hereof.

         4. Designation of Agent, Delegation of Authority and Limited Power of Attorney.

                  A. PHYSICIAN designates UMG as its sole agent to negotiate on its behalf with managed care plans, payors and other purchasers of health care services.

                  B. PHYSICIAN grants to UMG the Limited Power of Attorney to enter into, execute and bind PHYSICIAN in and to contracts for the PHYSICIAN'S performance of medical services on both a fee for service and/or capitated/risk basis where UMG believes that such contracts further the purposes of UMG as set forth in Section I of UMG's By-Laws.


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                  C. PHYSICIAN designates UMG to hold and manage funds withheld from payments due PHYSICIAN or UMG in risk pools to be used by UMG to pay for medical services under risk agreements with Payors. PHYSICIAN understands that PHYSICIAN, and not UMG or PIC, remains ultimately responsible for the provision of all necessary medical services under risk arrangements.

                  D. PHYSICIAN understands, agrees and consents to UMG assigning and/or delegating to PIC, and its representatives, any and all of the rights, obligations, designations and powers granted to UMG under this Agreement, and under UMG's By-Laws, including but not limited to the assignment of Limited Power of Attorney, and those rights granted to UMG in Paragraph 3.06 of the By-Laws regarding access to and release of records relating to PHYSICIAN.

         5.  Referrals.

                  PHYSICIAN agrees to refer patients who are participants under contracts with or through UMG and PIC solely to PHYSICIANS, hospitals and other health care providers who are part of the PIC network, except in emergent circumstances, or where a patient requests otherwise, or where the PIC network does not provide the required medical services. Except in emergent circumstances, referrals outside of the PIC network must be approved by the Medical Director of PIC or the appropriate HMO's Medical Director.

         6.  Insurance.

                  PHYSICIAN at his/her sole cost and expense shall procure and maintain such policies of general and professional liability and other insurance as shall be necessary to insure it and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of services hereunder in connection with this Agreement. The limits of malpractice liability shall not be less than $1,000,000.000 per claim and $3,000,000.00 per annual aggregate. Memorandum copies of such policies shall be delivered to UMG upon request. PHYSICIAN will give UMG at least thirty (30) days advance notice of the cancellation of said policies.

         7.  Term.

                  This Agreement shall be for a term of five (5) years commencing on the date it is fully executed, unless membership is terminated pursuant to the UMG bylaws.

         8.  Stock Purchase and Right of First Refusal.

                  PIC may offer PHYSICIAN the right to purchase stock in PIC if and when available at the price set by the Board of Directors of PIC, the price depending on whether PHYSICIAN is primary or specialty care. In the event that a Primary Care PHYSICIAN receives stock for nominal consideration, UMG may require said PHYSICIAN to give UMG a right of


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first refusal to purchase PHYSICIAN's practice, by matching any pending bona fide offer to PHYSICIAN.

         9.  Restrictions on Outside Contracts.

                  Subject to the restrictions in this paragraph 9, PHYSICIAN may negotiate with and enter into agreements with any managed care plan, payor or other purchaser of medical services.

                  A. UMG shall provide PHYSICIAN with written notice of managed care plan(s), payor(s) or other purchaser(s) of medical services with which PIC has signed a letter of intent to enter into a contract. PHYSICIAN agrees that he/she shall not negotiate with or enter into any agreements for the provision of medical services with any such parties, once such notice is received, until such time as the time restriction set forth in this section A have passed. PHYSICIAN further agrees that he/she shall not negotiate with or enter into any agreement for the provision of medical services with any such party that PIC has been unsuccessful in concluding an agreement with, or that PIC has terminated its agreement with, or who has terminated its agreement with PIC, for a period of one (1) year from the date of such termination or the cessation of negotiations as applicable.

                  B. In the event that PHYSICIAN withdraws from UMG pursuant to this Agreement or the UMG By-Laws, PHYSICIAN also agrees that he/she shall not enter into any agreement for the provision of medical services with any party with which PIC then, or within the previous 6 months, has/had a contract, for a period of one (1) year from the date that the withdrawal becomes effective.

                  C. The above restrictions shall not apply to PHYSICIAN providing medical services through his/her participation in any other association, group or other collective entity, provided PHYSICIAN became a member of said association, group or other collective entity prior to June 30, 1995.

                  D. In the event PHYSICIAN has, as of the date of this agreement, an existing contract for the provision of medical services with a particular managed care plan, payor, or purchaser of health care services, individually or through an association, group or other collective entity, the above restrictions shall not prevent PHYSICIAN from providing services for said managed care plan, payor or purchaser of health care services, directly, or if the contract was through an association, group or other collective entity, then through said association, group or other collective entity, under any of the above circumstances.

                  E. Any individual managed care contract to which PHYSICIAN was a party as of June 30, 1995, shall be merged into the applicable PIC contract, which new PIC contract shall be controlling.

                  F. This paragraph 9 shall survive termination of the Agreement.


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        10.  Enforceability.

                  The invalidity or unenforceability of any terms or conditions hereof shall in no way affect the validity or enforceability of any other term or provision.

        11.  Modification.

                  This Agreement and the documents incorporated herein constitute the entire understanding of the parties hereto and no changes, amendments, waivers or alterations shall be effective unless signed by both parties.

        12.  Non-Assignability.

                  This Agreement, being intended to secure the services of PHYSICIAN, shall not be assigned, sublet, delegated or transferred without the written consent of UMG and PIC. Payments hereunder shall not be assigned or paid to any third party without the written consent of UMG.

        13.  Relationship of Parties.

                  None of the provisions of this Agreement is intended to create, nor shall be deemed or construed to create, any relationship between the parties hereto other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Except as permitted in Paragraph 4 hereof, neither of the parties herein, nor any of their respective employees, shall be construed or represent themselves to be the agent, employee, servant, employer or representative of the other.

        14.  Confidentiality and Non-Disclosure.

                  This Agreement and the terms and conditions herein shall be treated by the parties as strictly confidential. Accordingly, the parties agree not to directly or indirectly disclose this Agreement, or the terms and conditions herein, including but not limited to all schedules and financial terms, to any third party, except a third party designated by UMG and/or PIC to administer the services provided for in this Agreement. This paragraph shall survive termination of this Agreement.

        15.  Injunction.

                  The parties agree that the breach or prospective breach of paragraphs 9 and 14 above will cause irreparable harm for which money damages may not be adequate. The parties therefore agree that in addition to any other remedies, the non-breaching party shall be entitled to injunctive or other equitable relief to restrain said breach.


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        16.  Ethical Religious Directives.

                  Nothing contained herein shall require PHYSICIAN to perform any services or undertake any actions which would be contrary to the Ethical and Religious Directives for Catholic Health Care Services.

        17.  Hold Harmless.

                  A. PHYSICIAN agrees that in no event, including, but not limited to, non-payment by UMG and/or PIC, UMG's and/or PIC's insolvency, a breach or termination of this Agreement, or whether or not PHYSICIAN believes the compensation received from UMG and/or PIC is adequate, shall any patient be liable for any sums owed by UMG and/or PIC.

                  B. PHYSICIAN shall not assert, bill, charge, collect a deposit or other sum, or seek compensation, remuneration or reimbursement from, or maintain any action or have any other recourse against, or make any surcharge upon, any patient or other person acting on patient's behalf in excess of applicable co-payments, coinsurance amounts and/or deductibles for services performed under this Agreement.

                  C. The obligations set forth in this Hold Harmless paragraph
(17) shall survive the termination of this Agreement regardless of the cause giving rise to such termination and shall be construed for the benefit of patients, and the provisions of this Hold Harmless paragraph (17) shall supersede any oral or written agreement to the contrary now existing or hereafter entered into between UMG and/or PIC or other UMG and/or PIC providers and patients or any persons acting on the patients' behalf.

                  D. Nothing contained herein shall prohibit UMG and/or PIC or PHYSICIAN from charging and collecting from a person for the provision of health care services to someone who is not eligible to access health care services through the PIC network of participating providers at the time the service was provided, or for the provision of noncovered health care services to a person who is eligible to access health care services through the PIC network of participating providers at the time the service was provided, provided that in the later instance, UMG and/or PIC or PHYSICIAN has obtained the person's written agreement to pay for the said non-covered health care service prior to performance of the same.

        18.  Confidentiality of Patient Information.

                  PHYSICIAN shall treat patient information as confidential so as to comply with all state and federal laws, and UMG and/or PIC requirements regarding the confidentiality of patient information.

        19.  Access Rights.

                  PHYSICIAN agrees to provide UMG, PIC, and federal, state, and local governmental authorities having jurisdiction, upon request, access to all books, records and other


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papers, including, but not limited to, medical and financial records, relating to this Agreement and to those health care services rendered by PHYSICIAN to patients and to maintain such books, records and papers for at least five years from and after termination of this Agreement. All requested records shall be supplied within fourteen (14) days of receipt of the request, where practicable.

        20.  Assurance of Emergency and Urgent Care.

                  PHYSICIAN shall comply with UMG's and/or PIC's standards for patient access and shall ensure that emergency services and urgent care are available and accessible to patients on a twenty four (24) hours a day, seven
(7) days a week basis.

        21.  Continuation of Services.

                  Upon termination of this Agreement for any reason, other than automatic termination by UMG in accordance with the Provider Manual, PHYSICIAN shall remain obligated to provide covered services for up to 120 calendar days in cases where it is medically necessary for the patient to continue treatment with PHYSICIAN.

        22.  Government Action.

                  If, in order to be in compliance with governmental regulations, amendments to this Agreement are required, UMG and/or PIC shall provide PHYSICIAN with said amendments, which amendments shall become effective 30 days after PHYSICIAN's receipt of the same.

PHYSICIAN

SIGNATURE:________________________________

NAME:_____________________________________
     (Please Print)

DATED:____________________________________

UNITED MEDICAL GROUP, P.C.

BY:_______________________________________

TITLE:____________________________________


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SIGNATURE:_______________________________

DATED:___________________________________






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